FILED

[illegible]

[illegible] STATE

ARTICLES OF INCORPORATION

OF

JK MINERALS, INC.

I, Keith P. Tyler, an adult under the laws of the State of Wyoming, present these articles for the purpose of forming a corporation under the laws of the State of Wyoming, as contained in the Wyoming Business Corporation Act.

ARTICLE I
NAME

The name of the Corporation shall be: JK Minerals, Inc.

ARTICLE II
TERM OF EXISTENCE

The Corporation's existence shall be perpetual.

ARTICLE III
PURPOSES AND POWERS

The purposes for which the Corporation is organized are as follows:

Section 1. Purpose of Organization. The purpose or purposes for which the corporation is organized is to engage in and do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act.

Section 2. Investment Powers. Incident to and in furtherance of the purposes of Section 1 above, the Corporation may invest in funds in real estate, mortgages, stocks, bonds, or any other type of investment.

Section 3. Organizational Powers. The Corporation may act as partners, principal, agents, joint venturer, or in any other legal capacity in any transaction permitted under the Wyoming Business Corporation Act.

Section 4. General Powers. The Corporation shall have all the powers conferred by the laws of the State of Wyoming upon a corporation formed under those laws, as such laws are now in effect or may at any time hereafter be amended.

Section 5. World-Wide Power. The Corporation is empowered to transact business anywhere in the world upon qualifications with the local laws of the area where the Corporation is doing business.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause stated shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE IV
STOCK

The Corporation is authorized to issue only one class of shares of the total number of 50,000, all of which shall be without par value.

The minimum amount of consideration for its shares to be received by the Corporation before it shall commence business is Five Hundred Dollars ($500.00).

ARTICLE V
PREEMPTIVE RIGHTS

The Corporation may not issue and sell its shares to its officers or employees or the officers or employees of any subsidiary corporation without first offering such shares to its shareholders.

ARTICLE VI
PRINCIPAL OFFICE

The principal office for the transaction of business of the Corporation shall be in the City of Casper, Wyoming.

ARTICLE VII
REGISTERED OFFICE AND AGENT

The mailing address of the Corporation's registered office shall be:

140 North Center Street
Casper, Wyoming 82601

Keith P. Tyler is hereby appointed Registered Agent for the Corporation.

ARTICLE VIII
BOARD OF DIRECTORS

The number of directors constituting the initial board of directors shall be two (2), and the name and address of the persons who are to serve as directors until the first meeting of shareholders or until their successors are duly elected and qualified are:

Keith P. Tyler
140 North Center Street
Casper, Wyoming 82601

Jon C. Nicolaysen
140 North Center Street
Casper, Wyoming 82601

The number of directors of the Corporation may be fixed by the bylaws but at no time shall the number of directors be less than the lesser of (a) the number of shareholders or (b) three (3).

ARTICLE IX
NAME OF INCORPORATOR

The name and address of the incorporator of the Corporation is as follows:

Keith P. Tyler
140 North Center Street
Casper, Wyoming 82601

The effective date of these Articles of Incorporation shall be the date upon which the Certificate of Incorporation is issued by the Wyoming Secretary of State.

IN WITNESS WHEREOF, I have hereunto set my hand to verify the authenticity of this document, this the 16 day of July, 1991.

[signature]
KEITH P. TYLER

STATE OF WYOMING)
) s.s.
COUNTY OF NATRONA)

I, the undersigned notary public, hereby certify that on the 16 day of July, 1991, personally appeared before me, Keith P.

Tyler, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

Witness my hand and official seal.

[SEAL] VICKEE L. KING - Notary Public
County of Natrona State of Wyoming
My Commission Expires Oct. 24, 1991

Vickee L. King
Notary Public

My Commission expires:
October 24, 1991

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

1. I, Keith P. Tyler, voluntarily consent to serve as the registered agent for JK Minerals, Inc. on the date shown below;

2. I know and understand the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

Signed: ______________________
KEITH P. TYLER

Dated: July 16, 1991